                        ROYALTY MODIFICATION AGREEMENT

     ROYALTY MODIFICATION AGREEMENT (the "Agreement"), by and between fonix corporation, a Delaware corporation having its principal place of business at 1225 Eagle Gate Tower, 60 East South Temple Street, Salt Lake City, Utah 84111 (the "Company" or "fonix"), and SYNERGETICS, INC., a Utah corporation having its principal place of business at 286 South 600 East, Suite C, Provo, Utah 84606 ("Synergetics"), dated as of the date hereof.

                                    RECITALS

     1. On October 16, 1993, Synergetics entered into that certain Product Development and Assignment Agreement (the "Initial Agreement") with Phonic Technologies, Inc., a Utah corporation and fonix's predecessor in interest ("PTI"), pursuant to which Synergetics agreed to perform research and development activities in connection with the development and commercialization of certain computer human voice recognition technologies then known as the "VoiceBox" project and now known as "Automatic Speech Recognition Technologies" ("ASRT") (collectively all of the technology related to VoiceBox and ASRT will be referred to in this Agreement as the "Technology"), and to irrevocably transfer and assign to PTI any and all right, title and interest in and to the Technology, in return for which PTI agreed to fund the research and development activities of Synergetics on an as-needed basis and to pay to Synergetics a royalty of ten percent (10%) of "Net Sales" (as that term is defined in the Initial Agreement) of any products incorporating the Technology or from any revenues from licensing the Technology (the "Royalty").

     2. Effective June 16, 1994, PTI was merged with and into the Company, with the Company being the surviving entity. In connection with the merger, the Company succeeded to the rights of PTI under the Initial Agreement. On March 30, 1995, the Company and Synergetics entered into a Re-Stated Product Development and Assignment Agreement (the "Re-Stated Agreement") (the Initial and Re-Stated Agreements are referred to collectively in this Agreement as the "Development Agreements") pursuant to which the arrangement existing under the Initial Agreement was ratified and certain other changes were made. After the date of the Re-Stated Agreement and until March 13, 1997, Synergetics continued to perform research and development activities related to the Technology, and the Company continued to finance such activities in return for Synergetics's assignment of the resulting Technology, although no Royalty was ever paid because the Company received no revenue from sales or licensing during that period.

     3. In connection with its research and development activities performed under the Initial Agreement, Synergetics engaged software development engineers, linguists, computer scientists and other professional and administrative personnel (collectively "Developers") to work on the Technology. Some of the Developers were paid cash consideration for their services; others were issued, either in addition to or in lieu of cash compensation, certificates representing fractional interests in the Royalty payments to be received by Synergetics from the Company in the event of revenues from sales of products incorporating or licensing of the Technology (each such right a "Project Share" and collectively "Project Shares"). The Project Shares issued to the Developers each represent one sixtieth (1/60th) of one percent (1%) of the total Royalty payments payable by the Company under the Development Agreements, provided, however, that the amounts payable to Project Share holders is limited to a maximum of $30,000 for each Project Share held, upon payment of which maximum amount the Project Shares terminate and have no further force or effect. In addition to the Developers described above, Synergetics has granted Project Shares to certain other individuals and entities that have provided equipment, supplies, support services or capital to Synergetics, which such persons are, for purposes of this Agreement, referred to as Developers.

     4. On March 13, 1997, the Company and Synergetics signed a Memorandum of Understanding (the "MOU") which manifested their agreement in principle that the Royalty should be canceled in exchange for the offering and issuance by the Company of warrants to purchase up to 4,800,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"). In recognition of the issuance by Synergetics of the Project Shares, the MOU further anticipated that the Company would issue a pro rata portion of the warrants in exchange for cancellation of the Royalty to any Developers who desired to tender their Project Shares for such warrants. fonix and Synergetics acknowledge that the Project Shares currently have and the warrants, when issued, will have no present market value. The MOU further provided that certain of the employees and independent contractors then engaged by Synergetics would become full-time employees or independent contractors of the Company, and C. Hal Hansen ("Hansen"), the majority shareholder and President of Synergetics, or Synergetics would become a consultant to the Company.

     5. After the execution of the MOU, certain of the Developers and other employees and independent contractors of Synergetics became employees and/or independent contractors of the Company. Commencing on March 14, 1997, the Company has been conducting the research and development of the Technology at its own research facility staffed by its own employees, including some persons who were Developers prior to March 14, 1997. Furthermore, since March 14, 1997, the Company has engaged Synergetics and Hansen as development consultants to the Company.

     6. The Company and Synergetics now desire to enter into this Agreement, which is agreed by them to constitute the definitive agreement contemplated by the MOU, and which shall specify the terms and conditions on and the extent to which the Royalty shall be exchanged and canceled and the Re-Stated Development Agreement modified or terminated.

     In consideration of the foregoing recitals and the mutual covenants and agreements set forth below and for other good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties agree as follows:

                                   AGREEMENT

                                   Section 1.
                                   Covenants

     1.1 Offer of Warrants. The Company agrees to offer warrants (the "Warrants") to purchase up to a total of four million eight hundred thousand (4,800,000) shares of Common Stock, pro rata, to Synergetics and to the holders of Project Shares who desire to tender their Project Shares to the Company in exchange for the issuance of Warrants and who comply with the instructions for tendering such Project Shares to the Company as shall be set forth in the offering documents to be delivered in connection with the Company's offering of the Warrants. The exercise price of the Warrants shall be ten dollars ($10.00) (the "Exercise Price") per share of Common Stock issuable upon such exercise, and the Warrants shall be exercisable at any time after the date of issuance thereof, provided, that the Warrants shall not be exercisable until the first to occur of (i) that date that the per share closing bid price of the Common Stock as quoted on the Nasdaq SmallCap Market or other exchange or quotation system on which the Common Stock is then traded or listed shall have been equal to or greater than thirty-seven and 50/100 dollars ($37.50) (the "Effective Price") for a period of fifteen (15) consecutive Trading Days, or (ii) September 30, 2000 (the first to occur being the "Exercise Date"), provided further, that the Warrants shall be immediately exercisable up to and including the Exercise Date in the event of any merger to which the Company is a party but is not the surviving entity or the sale of substantially all of the Company's assets. "Trading Day" means a day on which the Common Stock is traded on the Nasdaq SmallCap Market or other stock exchange or market on which the Common Stock is listed or is traded. The Warrants shall be nontransferable by the holders thereof except pursuant to a transfer upon the death of any holder according to the laws of testate or intestate succession. The Exercise Price and the Effective Price shall be adjustable in the event of a stock split, stock dividend or reorganization The Warrants shall be offered and issued in the form attached hereto as Exhibit "A".

          (a) Consideration. The only consideration the Company shall accept for the issuance of the Warrants shall be the tender of Project Shares, together with executed copies of any documentation incident to the tender of Project Shares as shall be requested by the Company at the time of any offer of the Warrants, provided that Synergetics shall have the right to reasonably object to the form of any such additional documentation. For each Project Share tendered, the Company shall issue Warrants to purchase eight hundred (800) shares of Common Stock. Exchanges of Project Shares in amounts less than the total number of Project Shares then owned by any Project Share holder shall not be accepted by the Company, and single Project Shares shall not be partially exchangeable for Warrants to purchase less than eight hundred (800) shares of Common Stock, provided, however, that if any Project Share holder or Synergetics shall present to the Company a written instrument in form and content reasonably acceptable to the Company to the effect that Synergetics and such Project Share holder have agreed between them that the Warrants otherwise issuable upon exchange of any Project Shares should be issued in part to the Project Share holder and in part to Synergetics or some other party, which adjustment shall be made as a consequence of any transaction between Synergetics and such Project Share holder, including without limitation "Advances" as that term is defined in the

MOU, the Company shall comply with the instructions set forth in such writing with respect to the exchange of Project Shares and the issuance of Warrants therefor.

          (b) Registration of Warrants and Common Stock Underlying Warrants. No offer to exchange or any actual exchange of Warrants for Project Shares shall be made or allowed, and no Common Stock shall be issued upon any exercise of the Warrants, unless and until such time as the Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a registration statement covering the total number of Warrants issuable upon tender of all of the Project Shares and the total number of shares of Common Stock issuable upon exercise of the Warrants (the "Registration Statement") on Form S-3 or such other registration form as shall then be available to the Company, and such Registration Statement has become effective such that offers and sales of the Warrants, and subject to the terms and conditions of the Warrants, the Common Stock issuable upon exercise of the Warrants, covered thereby can be made by the Company. The Registration Statement shall be prepared and filed by the Company promptly after the date of this Agreement (the "Effective Date"), but in no event later than that date forty-five (45) calendar days after the Effective Date (the "Filing Date"). After the filing of the Registration Statement, the Company shall use its best efforts to cause the Registration Statement to become effective. If and when the Registration Statement becomes effective, the Company shall use its best efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) that date all of the Warrants have been exercised or (ii) that date upon which the last of the Warrants shall have expired by their terms. Offers and exchanges of the Warrants for Project Shares shall be made and accepted by the Company for a period of ninety (90) days following the date the Registration Statement becomes effective, or such longer period as the Company may elect in its sole discretion (the "Warrant Offer Period"). After the termination of the Warrant Offer Period, the Company shall have no obligation to continue the effectiveness of the Registration Statement or to offer additional Warrants in exchange for Project Shares not tendered during such period. If the Registration Statement is not declared effective by the Commission, the Company and Synergetics agree to promptly determine another means to offer the Warrants and Common Stock issuable upon exercise of the Warrants to holders of Project Shares. Promptly upon determination and implementation of such an alternative means, the Company shall use its best efforts to comply with each time period and other obligation set forth with respect to the offer of Warrants for Project Shares. The parties agree that the holders of the Project Shares shall be intended third party beneficiaries of the covenants of this Section 1.1(b) pertaining to the registration of the shares of Common Stock underlying the Warrants.

     1.2 Cancellation of Royalty. In consideration of the Company's agreement to offer the Warrants as described in Section 1.1, the parties agree that upon the tender to the Company of any Project Share by any party, together with any other documents or instruments required to be executed by Project Share holders, and the Company's issuance of a Warrant to such Project Share holder upon such tender, without any further action by any party, the Royalty shall be canceled at the rate of one sixtieth (1/60th) of one percent (1%) of the total amount of the Royalty for each such Project Share tendered (each such fractional interest a "Royalty Portion"), and the Company shall have no further obligation of any kind with respect to such canceled Royalty Portion. Notwithstanding the generality of the foregoing, and without diminishing in any way the legal effect of the tender of Project Shares and the issuance of Warrants therefor, Synergetics covenants that at any time after the Effective Time, and from time to time as the Company may reasonably request, whether pursuant to a request from its auditors or otherwise, Synergetics shall promptly execute an additional writing or writings indicating, as of the date thereof, what percentage of the Royalty has been canceled pursuant to this Agreement.

          (a) If any holder of any Project Share or Project Shares declines the Company's offer to exchange Warrants for such Project Shares and continues to decline such exchange until the end of the Warrant Offer Period, a corresponding portion of the Royalty shall not be canceled and shall remain a valid, legal and binding obligation of the Company, payable to Synergetics in accordance with the terms of the Re-Stated Development Agreement, provided, that any Royalty Portion not canceled as described in this Agreement shall remain an outstanding obligation of the Company only to the extent of the monetary limitation set forth in the certificate or certificates representing such Project Shares, and upon the payment by the Company to Synergetics of Royalty payments sufficient to pay such Project Share holder the entire amount required to be paid under the Project Share certificate, the Royalty Portion associated with such Project Shares shall be canceled immediately and without any action by any party, and the Company shall have no further obligation with respect to such canceled Royalty Portion. The Company expressly reserves the right to make any payment(s) with respect to any uncanceled Project Share when and as due directly to the holder of such Project Share (copies of such payments to be provided to Synergetics), and Synergetics agrees to provide the Company with the information necessary to complete such payment(s). Any payment(s) made directly to any Project Share holder pursuant to this Section 1.2(a) shall satisfy and extinguish a corresponding amount of the Royalty payable by the Company to Synergetics.

     1.3 Technology Assignment. Synergetics hereby specifically ratifies all assignments and conveyances of the Technology and of Existing Technology, New Technology, Existing Intellectual Property and New Intellectual Property, as each of those terms are defined in the Re-Stated Development Agreement (collectively, the "Assigned Technology") previously made to the Company and agrees that it shall continue to be bound by the obligation to assign such technology and intellectual property pursuant to the terms of the Re-Stated Development Agreement. Synergetics and the Company acknowledge and agree that it is their intent that such assignment of Assigned Technology include within its scope (i) all neural net technology relating to ASRT that has been or will be developed by Synergetics, including without limitation all technology comprising the "MULTCONS" project and (ii) the rights and obligations of Synergetics to Eldon Lytle and LTI, which obligations, if any, the Company hereby assumes and agrees to discharge as and when due.

     1.4 Release of Development Obligations. The Company hereby acknowledges that no further work is required of Synergetics and hereby releases Synergetics from all research and development activities in connection with the Technology that may still exist under the Development Agreements or otherwise, provided, however, that all of Synergetics's agreements and obligations relating to covenants not to compete, confidentiality, assignment of intellectual property rights and rights of first refusal shall continue in full force and effect, pursuant to the terms of the Re-Stated Development Agreement. Except to the extent specifically modified by this Agreement, the Development Agreements, as amended prior to the date of this Agreement, shall remain in full force and effect.

     1.5 Cooperation; Best Efforts. Synergetics agrees to cooperate with all reasonable requests of the Company in consummating the transactions contemplated by this Agreement. Such cooperative efforts shall include, without limitation,
(i) providing written information to the Company as shall be required and reasonably requested in connection with the preparation of the Registration Statement, (ii) providing information about the status of currently outstanding Project Shares and the names and addresses of the holders of such outstanding Project Shares, (iii) on or after the filing of the Registration Statement, conveying to the Project Share holders, or authorizing the Company to convey to the Project Share holders a writing indicating the unanimous approval of the board of directors and a majority approval of the shareholders of Synergetics of the transactions contemplated by this Agreement, and (iv) when and if the Company is able to commence the offering of the Warrants contemplated by Section
1.1 pursuant to the filing and effectiveness of the Registration Statement, promptly exchanging all Project Shares then issued or deemed to be issued to Synergetics to the Company in exchange for Warrants.

     1.6 Project Share Issuance. Synergetics agrees that, as of the Effective Date, Synergetics shall have granted a total of six thousand (6,000) Project Shares, which number of Project Shares shall be deemed and agreed to be the maximum number of Project Shares issuable by Synergetics and shall be deemed to represent one hundred percent (100%) of the Royalty due Synergetics from the Company at any future time or times. In the event that, as of the Effective Date, Synergetics shall not have granted the maximum number of Project Shares to Developers, any residual number of ungranted Project Shares shall be deemed to be issued to Synergetics and Synergetics shall be deemed to have the ability to tender such residual number of Project Shares to the Company upon the offering of Warrants anticipated by Section 1.1. In such event, any Project Shares deemed to be granted to Synergetics shall be deemed to be subject to the same terms and conditions as are applicable to the other Project Shares. Synergetics further agrees that it shall offer no more than the maximum number of Project Shares as described in this Section 1.6 and that it shall grant no Project Shares after the Effective Date. Synergetics further agrees that, to the fullest extent legally permitted, it will cause any Project Shares or Project Share certificates which Synergetics may be holding as collateral or security for any obligation, regardless of the nature of such obligation, or as to which Synergetics otherwise has any security interest, to be tendered to the Company in exchange for Warrants if and when the Company offers the Warrants, subject to the filing and effectiveness of the Registration Statement, and in the event Synergetics legally may not tender such Project Shares or certificates, Synergetics will use its best efforts to cause the holder or holders of such Project Shares to tender them (or consent to the tender thereof) in exchange for Warrants. Synergetics shall deliver to the Company on or prior to the Effective Date a complete and accurate list of all Project Shares outstanding as of the Effective Date, together with the names and last-known addresses of all Project Share holders and the number of Project Shares held by them, together with true and correct copies of all Project Share certificates granted and related instruments or agreements as of the Effective Date.

     1.7 Assignment of Development and Assignment Agreements. Synergetics hereby assigns to the Company all of its right, title and interest in, and rights under, any contract or arrangement with any employee, independent contractor or other person arising out of or related to Synergetics's research and development activities related to the Technology, including without limitation any employment, independent contractor, development, contribution, confidentiality or non-compete agreement or provision. Synergetics additionally covenants that it will provide on or prior to the Effective Date, a complete and accurate list of all such agreements and the identity of all such employees, independent contractors or other third persons, together with true and correct copies of all writings manifesting such agreements. By this Section 1.7 the Company does not assume any of the obligations or liabilities associated with such agreements, which obligations and liabilities will continue to be the responsibility of Synergetics.

                                  Section 2.
                        Representations and Warranties

     2.1 Representations and Warranties of Synergetics. Synergetics hereby represents and warrants to the Company as follows:

          (a) Organization and Qualification. Synergetics is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Utah, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Synergetics has no subsidiaries. Synergetics is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, adversely affect the legality, validity or enforceability of this Agreement, or adversely impair Synergetics's ability to perform fully on a timely basis its obligations under this Agreement (a "Material Adverse Effect").

          (b) Authorization; Enforcement. Synergetics has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by Synergetics and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of Synergetics. Without limiting the generality of the foregoing sentence, the board of directors of Synergetics has duly and unanimously and a majority of the shareholders of Synergetics has duly approved the execution of this Agreement and the performance of Synergetics's obligations thereunder. This Agreement has been duly executed by Synergetics and when delivered in accordance with the terms hereof constitutes the valid and binding obligation of Synergetics enforceable against Synergetics in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. Synergetics is not in violation of any of the provisions of its articles of incorporation, by-laws or other charter documents.

          (c) No Conflicts. The execution and delivery of and performance under this Agreement by Synergetics and the consummation by Synergetics of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its articles of incorporation or bylaws (each as amended through the date hereof), or (ii) subject to obtaining the consents referred to in Section 2.1(d), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Synergetics is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which Synergetics is subject (including Federal and state securities laws and regulations), or by which any material property or asset of Synergetics is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect, provided, that the representation and warranty as to clauses (ii) and (iii) above are limited to Synergetics best knowledge. The business of Synergetics is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

          (d) Consents and Approvals.  Except as specifically set forth in
Schedule 2.1(d), Synergetics is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Synergetics of this Agreement other than where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect.

          (e) Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of Synergetics, threatened against or affecting Synergetics or any of its properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or (ii) could not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (f) No Default or Violation.  To the best knowledge of Synergetics, it
(i) is not in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body, and (iii) is not in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in, individually or in the aggregate, Material Adverse Effect and except in the case of clause (i) above as has not been waived.

          (g) Intellectual Property. The Assigned Technology is all of original authorship by Synergetics and does not infringe any copyrights, patents, trademarks, trade secrets or other personal or proprietary rights of any third party. There are no existing, pending or, to the best knowledge of Synergetics, threatened claims of infringement, misappropriation or disputed ownership by any third party relating to the Assigned Technology, and, to Synergetics's best knowledge, there is no basis for any such claim. To Synergetics's best knowledge, no third party is infringing or has infringed the intellectual property rights with respect to the Assigned Technology. There are no outstanding licenses or agreements of any kind relating to the Assigned Technology or the intellectual property rights therein, except for the Development Agreements. No licenses from or rights (including patent rights) of any third party are necessary to market, license, sell, modify and/or create derivative works of the Assigned Technology.

          (h) No Breach By The Company. As of the date of this Agreement, the Company has not breached in any respect or otherwise failed to fulfill its obligations under the Development Agreements. As of the date of this Agreement, Synergetics is aware of no claim of any type it may have against the Company or any affiliate of the Company.

          (i) Status of Assigned Technology; No Claims. Either prior to or concurrently with the execution of this Agreement, Synergetics has completed the assignment of all of the Assigned Technology. As to such Assigned Technology, Synergetics has no right, interest or title, and has no claim of any kind which could in any way hinder or delay the Company's further development, commercialization and/or licensing of the Assigned Technology, and Synergetics hereby releases any such claim it may presently have or it may have in the future. Synergetics is aware of no right, title or interest of any third party to or in any of the Assigned Technology except for such right, title or interest as may have been fully assigned to the Company prior to or on the date of this Agreement. As of the time of any assignment of any Assigned Technology, Synergetics has and had good and marketable title to such Assigned Technology, and such Assigned Technology was assigned to the Company free and clear of all Liens and all conditions to and restrictions on transfer or assignment. "Liens" shall mean liens, title defects and objections of any kind, security interests, pledges, taxes, leases, licenses, liabilities, costs, charges and claims and encumbrances of any kind, direct or indirect, whether accrued, absolute, contingent or otherwise (including without limitation any agreement to give any of the foregoing).

          (j) Sale of Assets Related to Assigned Technology. Synergetics has, on or prior to the date of this Agreement, assigned, delivered, conveyed or returned to the Company any equipment, supplies, documentation or other property or assets of any type used in connection with the development of the Assigned Technology.

          (k) Accuracy of Documents. To the best knowledge of Synergetics, all documents and other materials provided to the Company by Synergetics whether in writing or in electronic format pursuant to or in connection with this Agreement, including without limitation due diligence materials and written copies of Project Share certificates, are true, complete and accurate in all material respects.

          (l) Project Shares. On or prior to the Effective Date, Synergetics has granted a total of six thousand (6,000) Project Shares, all of which are outstanding as of the Effective Date. Each such Project Share has been granted in compliance with all applicable laws, Federal and state (including securities laws), and, as of the date hereof is duly and validly outstanding and is a legal obligation of Synergetics enforceable in accordance with the terms set forth in the Project Share certificates and any related documents or instruments. As of the date of this Agreement, Synergetics has not breached any of the provisions of or otherwise failed to satisfy any of its obligations under the Project Shares or any other agreement with the Developers. All of the Project Shares granted by Synergetics are subject to substantially identical terms and conditions.

          (m) Tax Consequences; Professional Advice. Neither the Company nor any of its representatives, employees or agents has made any representation to Synergetics about the tax consequences of the transactions contemplated by this Agreement. Synergetics has had the opportunity to seek such tax, legal and accounting advice with respect to the consummation of the transactions contemplated by this Agreement as it has deemed appropriate, and any decision not to obtain such advice or to not obtain additional advice resulted from Synergetics's determination that such advice, or additional advice, is not necessary, and not as a result of any representation by the Company or its employees and agents about the tax consequences, or lack thereof, of the consummation of the transactions contemplated by this Agreement.

          (n) Sale of Substantially All Assets. The execution of this Agreement and the consummation of the transactions contemplated hereby constitutes a sale of substantially all of the business assets of Synergetics relating to the Assigned Technology.

     2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to Synergetics as follows:

          (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has one subsidiary (the "Subsidiary"), which is duly incorporated, validly existing and in good standing under the laws of the State of Utah. The Company and the Subsidiary are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which the nature of the business conducted or property owned by them makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, result in a Material Adverse Effect.

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed by the Company and when delivered in accordance with the terms hereof constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application. The Company is not in violation of any of the provisions of its certificate of incorporation, by-laws or other charter documents.

          (c) No Conflicts. The execution and delivery of and performance under this Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not, (i) conflict with or violate any provision of its certificate of incorporation or bylaws (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.2(d), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect, provided, that the representation and warranty as to clauses (ii) and (iii) above are limited to the Company's best knowledge. To the Company's knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

          (d) Consents and Approvals.  Except as specifically set forth in
Schedule 2.2(d), the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other govern-mental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement other than (i) the filing of the Registration Statement with the Commission, which shall be filed in the time periods set forth in this Agreement, (ii) the applications for the listing of the shares of Common Stock issuable upon the exercise of the Warrants with The Nasdaq Stock Market, Inc. (and with any other national securities exchange or market on which the Common Stock is then listed), (iii) the filing of any registration statements or other documents and materials to effect the Company's compliance with the Blue Sky laws of any state, and (iv) in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, could not have or result in, individually or in the aggregate, a Material Adverse Effect.

          (e) Litigation; Proceedings. Except as specifically disclosed in the reports and other materials on file with the Commission, which documents and materials have been provided to or are otherwise available to Synergetics, or in a writing to Synergetics, there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or its Subsidiary or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which
(i) adversely affects or challenges the
legality, validity or enforceability of this Agreement, or (ii) could not, individually or in the aggregate, have or result in a Material Adverse Effect.

          (f) No Default or Violation. To the Company's knowledge, neither the Company nor the Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in, individually or in the aggregate, Material Adverse Effect and except in the case of clause (i) above as has not been waived.

                                  Section 3.
                                  Conditions

     3.1 Conditions Precedent to the Obligation of the Company to Offer and Sell Warrants. The obligation of the Company to offer and sell the Warrants as described in Section 1.1 and to release Synergetics from its obligations under the Development Agreements is subject to the satisfaction or waiver by the Company on or before the date of filing of the Registration Statement (the "Filing Date") of each of the following conditions, which conditions are for the sole benefit of the Company and may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right. The waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

          (a) Effectiveness of Registration Statement. The Registration Statement shall have been filed with and declared effective by the Commission.

          (b) Accuracy of Synergetics's Representations and Warranties. The representations and warranties of Synergetics shall be true and correct in all material respects as of the date when made and as of each Filing Date, as though made on and as of such dates.

          (c) Performance by Synergetics. Synergetics shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to each Filing Date.

          (d) No Prohibitions. The offering and sales of the Warrants (and upon exercise thereof, the issuance of the underlying shares of Common Stock) as described in Section 1.1: (i) shall not be prohibited or enjoined (temporarily or permanently) by any applicable law or governmental regulation, and (ii) shall not subject the Company to any penalty, or in its judgment, other onerous condition under or pursuant to any applicable law or governmental regulation that would materially reduce the benefits to the Company of the offering of the Warrants and such underlying shares and the consummation of the transactions contemplated by this Agreement.

          (e) No Pending Actions. There shall not be threatened, instituted or pending by any person or governmental entity any suit, action or proceeding challenging the offering and sales of the Warrants by the Company as contemplated by this Agreement or seeking to restrain or prohibit the making or consummation of offers and sales of the Warrants or the performance of any of the other transactions contemplated by this Agreement, or seeking to obtain from the Company any damages that are material in relation to the Company.

          (f) Adverse Changes. No event or series of events which, individually or in the aggregate, could have or result in a Material Adverse Effect shall have occurred.

          (g) Opinion of Counsel. Synergetics shall have used its best efforts to deliver to the Company on or prior to the Effective Date, an opinion of counsel in the form attached hereto as Exhibit "B."

          (h) Delivery of Documentation. Synergetics shall have delivered to the Company the information and documents required to be delivered to the Company pursuant to Sections 1.6 and 1.7.

     3.2 Conditions Precedent to the Obligations of Synergetics. Synergetics's obligations under this Agreement are subject to the satisfaction or waiver by Synergetics, at or before the Effective Date, of each of the following conditions, which conditions are for the sole benefit of Synergetics and may be waived by Synergetics in whole or in part at any time and from time to time in its sole discretion. The failure by Synergetics at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right. The waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time:

          (a) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth in Section 2.2 shall be true and correct in all material respects as of the date when made and as of the Effective Date as though made on and as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Effective Date.

          (c) Adverse Changes. No event or series of events which, individually or in the aggregate, could have or result in a Material Adverse Effect shall have occurred between the date of execution hereof and the Effective Date.

          (d) Consulting Agreement. The Company will enter into a consulting agreement with C. Hal Hansen or a company designated by him and reasonably acceptable to

Company for consulting services concerning the development and application of the Company's ASRT.

          (e) Opinion of Counsel. The Company shall have used its best efforts to deliver to Synergetics on or prior to the Effective Date, an opinion of counsel in the form attached hereto as Exhibit "C".

                                   Section 4.
                                  Termination

     4.1 Termination by Mutual Consent. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the date of filing of the Registration Statement (the "Initial Filing Date") by the mutual consent of the Company and Synergetics.

     4.2 Termination by the Company or Synergetics. This Agreement and the transactions contemplated hereby may be terminated prior to the Initial Filing Date by either the Company or Synergetics, by giving written notice of such termination to the other party, if there shall be in effect any statute, rule, law or regulation that prohibits the consummation of the transactions contemplated hereby or if the consummation of the transactions contemplated by this Agreement would violate any non-appealable final judgment, order, decree, ruling or injunction of any court of or governmental authority having competent jurisdiction.

     4.3 Termination by the Company. This Agreement and the transactions contemplated hereby may be terminated prior to the Initial Filing Date by the Company, by giving written notice of such termination to Synergetics, if Synergetics has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within thirty (30) business days following receipt by Synergetics of notice of such breach.

     4.4 Termination by Synergetics. This Agreement and the transactions contemplated hereby may be terminated by Synergetics by giving written notice of such termination to the Company, if the Company has breached in any material respects any representation, warranty, covenant or agreement contained in this Agreement and such breach is not cured within thirty (30) business days following receipt by the Company of notice of such breach.

                                   Section 5.
                               General Provisions

     5.1 Survival of Representations, Warranties and Agreements. The representations and warranties set forth in Section 2 shall survive the execution of this Agreement and the consummation of the transactions contemplated by this Agreement, and such provisions and the parties' respective rights to rely on the accuracy of such provision shall be unaffected by any investigation or due diligence review conducted by either party.

     5.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               If to the Company, to it at:

                    fonix corporation
                    1225 Eagle Gate Tower
                    60 East South Temple Street
                    Salt Lake City, Utah 84111
                    Facsimile: (801) 328-8778
                    Attn. Thomas A. Murdock, President

                    With a copy to:

                    DURHAM, EVANS, JONES & PINEGAR
                    Key Bank Tower, Suite 850
                    50 South Main Street
                    Salt Lake City, Utah 84144
                    Facsimile: (801) 538-2425
                    Attn. Jeffrey M. Jones, Esq.

               If to Synergetics, to it at:

                    SYNERGETICS, INC.
                    286 South 600 East, Suite C
                    Provo, Utah 84606
                    Facsimile: (801) 377-3458
                    Attn. C. Hal Hansen, President and Robert L. Clarke

                    With a copy to:

                    FILLMORE, BELLISTON & ISRAELSEN
                    3549 North University Avenue, Suite 250
                    Provo, Utah 84604
                    Facsimile: (801) 371-9109
                    Attn: William L. Fillmore, Esq.

     5.3 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or

"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     5.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     5.5 Entire Agreement; Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including without limitation the Initial Agreement, the Re-Stated Development Agreement, and the MOU, and (b) except as expressly may be provided herein is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. To the extent of any conflict between this Agreement and the provisions of the MOU, the parties acknowledge and agree that such conflict is the result of negotiations between the date of the MOU and the date of this Agreement and that this Agreement shall supercede the MOU in any such respect.

     5.6 Amendment; Waiver. Except as otherwise expressly provided in this Agreement, this Agreement may be modified or amended only by a writing signed by duly authorized representatives of both parties. The waiver by either party of any default or breach of this Agreement, or any obligation hereunder, shall be ineffective unless in writing, and shall not constitute a waiver of any subsequent breach or default. No failure to exercise any right or power under this Agreement or to insist on strict compliance by the other party shall constitute a waiver of the right in the future to exercise such right or power or to insist on strict compliance.

     5.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Utah without regard to any applicable conflicts of law principles.

     5.8 Publicity. Except as otherwise required by law, Synergetics shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the Company, which consent shall not be unreasonably withheld. The Company may disclose, by publication of any press release or public announcement or otherwise, the transactions contemplated by this Agreement in its sole discretion. Synergetics specifically agrees that it will not in any way communicate with any of the Project Share holders about the terms of this transaction until such time as the Registration Statement has been filed.

     5.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Synergetics (whether by operation of law or otherwise) without the prior written consent of the Company. The Company may assign its rights, interests or obligations under this Agreement in its sole discretion. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     5.10 Venue; Jurisdiction. Each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Utah or any Utah state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of Utah or a Utah state court, and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

     5.11 No Offering. This Agreement is not intended as and shall not be construed to be an "offer" to "purchase" or "sell" "securities" as those terms are defined in Section 2 of the Securities Act.

     5.12 No Agency; No Assumed Liabilities. The parties are and have been independent contractors, and this Agreement shall not be construed to create any agency or partnership between them. Neither party has authority to bind the other, to incur any liability or otherwise act on behalf of the other, or to direct the other's employees. Except to the extent expressly provided in this Agreement, neither party assumes hereby any debt, obligation or liability of the other.

     5.13 Expenses. The Company agrees to reimburse Synergetics for its reasonable costs and expenses associated with the preparation, execution and delivery of this Agreement. Subject to the foregoing sentence, each of the parties agree to bear their respective costs associated with this Agreement and the consummation of the transactions contemplated by this Agreement, including without limitation, attorneys' fees and costs, accounting fees and expenses and
due diligence costs.   The Company shall pay the expenses incurred in connection
with the preparation and filing of the Registration Statement, including all legal and accounting fees and costs, costs for printing and engraving and filing fees.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                            [SIGNATURE PAGE FOLLOWS]

     SIGNED as of the date first written above.

                              THE COMPANY

                              fonix corporation




                              By:   /s/ Thomas A. Murdock
                                 --------------------------
                                 Thomas A. Murdock, President


                              SYNERGETICS

                              SYNERGETICS, INC.




                              By:  /s/ C. Hal Hansen
                                 ---------------------------
                                 C. Hal Hansen, President